UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: March 24, 2025
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10990 Wilshire Boulevard
Los Angeles, California 90024
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $1.00 per share)	KBH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02 Results of Operations and Financial Condition.
On March 24, 2025, KB Home issued a press release announcing its results of operations for the three months ended February 28, 2025. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein.
The information in this report, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Principal Financial Officer Appointment. On March 24, 2025, KB Home announced the appointment, effective March 31, 2025, of Robert R. Dillard as its Executive Vice President and Chief Financial Officer. Mr. Dillard, age 50, joins KB Home from Sonoco Products Company, a packaging and industrial products company, where he served as its chief financial officer from June 2022 to January 2025, its chief strategy officer from April to June 2022, and its vice president, strategy and corporate development from when he joined the company in 2018 to March 2022.
With his appointment, Mr. Dillard will receive the following compensation and benefits, subject to the approval of the Management Development and Compensation Committee of KB Home’s Board of Directors:
•an initial base salary of $750,000 per year;
•eligibility to participate in KB Home’s annual incentive program for executive officers for the 2025 fiscal year (with a target opportunity of 140% of his annual base salary and maximum opportunity of three times his annual base salary, prorated based on his start date);
•eligibility to participate in KB Home’s long term incentive program, with a recommended sign-on grant of time-vesting restricted stock valued at $1,000,000, and a recommended annual equity-based grant (to be made with annual grants to other employees later in the year and in the form determined at that time) valued at $1,500,000;
•reimbursement of relocation expenses pursuant to KB Home’s relocation policy;
•eligibility to participate in KB Home’s executive benefits and life insurance programs; Deferred Compensation Plan; 401(k) Savings Plan; Change in Control Severance Plan; and, after one year of employment, Executive Severance Plan.
For descriptions and copies of the plans and policies referenced above, please refer to KB Home’s most recent annual report on Form 10-K and its most recent proxy statement.
There are no arrangements between Mr. Dillard and any other persons pursuant to which he was appointed to serve as KB Home’s Executive Vice President and Chief Financial Officer and no family relationships between Mr. Dillard and any KB Home director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
A copy of the press release announcing Mr. Dillard’s appointment is filed as Exhibit 99.2 to this report and is incorporated herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1    Press release dated March 24, 2025 announcing KB Home’s results of operations for the three months ended February 28, 2025.
99.2 Press released dated March 24, 2025 announcing Robert R. Dillard’s appointment as Executive Vice President and Chief Financial Officer.
104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 24, 2025 announcing KB Home’s results of operations for the three months ended February 28, 2025

99.2	Press released dated March 24, 2025 announcing Robert R. Dillard’s appointment as Executive Vice President and Chief Financial Officer

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 24, 2025

KB Home

By:	/s/ William A. (Tony) Richelieu
William A. (Tony) Richelieu
Vice President, Corporate Secretary and Associate General Counsel

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